Exhibit 10.1

Domain Name Transfer Agreement

This Domain Name Transfer Agreement (“Agreement”), dated as of November 1, 2023, is by and between SSquared Spirits LLC (“Seller”), and LQR Acquisition Corp. (“Buyer”).

RECITALS

WHEREAS, Seller is the owner of all right, title, and interest in the domain name www.cwspirits.com (the “Domain Name”) and is the registrant of the Domain Name with GoDaddy.com (the “Registrar”);

WHEREAS, Buyer wishes to acquire all right, title, and interest in the Domain Name and the registration thereof; and

WHEREAS, the parties have agreed to Seller’s sale of the Domain Name to Buyer on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Domain Name Assignment. In consideration of the Purchase Price (as defined below), Seller hereby irrevocably sells, assigns, transfers, and conveys to Buyer:

(a) all right, title, and interest in and to the Domain Name, including the current registration thereof with GoDaddy.com; and

(b) any other rights (including, but not limited to, trademark rights associated with the Domain Name in any jurisdiction, all Internet traffic through the Domain Name and all Website Content (as defined below)) Seller may have in the Domain Name, together with any goodwill associated therewith.

(c) “Transferred Assets” means the assets specified in Sections 1(a) and 1(b) hereof.

(d) “Website Content” means: (i) the copyrights to any and all web pages and content of the web pages constituting the website associated with the Domain Name (the “Website”); (ii) page layouts for the Website; (iii) all graphics used on the Website; (iv) all databases generated for the Website; (v) online forms and scripts used at the Website; (vi) all banner and other advertisements for the Website; (vii) all social media accounts using the names “cwspirits,” “Country Wine & Spirits,” or any variation of those names or the Domain Name; (viii) all related account information, including, without limitation, user names, passwords and login information; and (ix) any other login credentials related to any of the foregoing.

2. No Assumed Liabilities. Buyer shall not be required to and shall not assume or perform or discharge any liabilities of Seller, whether related or unrelated to the Transferred Assets, and Seller shall solely be responsible for any such liabilities.

3. Purchase Price.

(a) In consideration of Seller’s sale and transfer of the Transferred Assets and Seller’s other agreements hereunder, Buyer shall pay Seller Ten Thousand Dollars ($10,000.00) (the “Purchase Price”) in accordance herewith.

(b) Buyer shall pay the Purchase Price simultaneously with the parties’ full execution of this Agreement. Buyer shall make payment in US dollars by wire transfer of immediately available funds to the account designated by Seller.

4. Transfer of Domain Name.

(a) Upon receipt of the Purchase Price, Seller shall execute all documents, papers, forms, and authorizations, and take such other actions as are necessary to effectuate the transfer of ownership and control of the Domain Name to Buyer, and cause the Domain Name to be registered in the name of Buyer with the Registrar.

(b) The Domain Name will be deemed transferred (“Transfer”) when:

(i) Registrar has confirmed the transfer in accordance with its procedures therefor;

(ii) the applicable WHOIS database identifies Buyer as the registrant of the Domain Name; and

(iii) the Buyer has administrative and technical access to the Domain Name, and sole control over where the Domain Name points.

5. Other Agreements of Seller.

(a) Seller shall not register, acquire, or otherwise use any domain name or trademark incorporating the Domain Name or any mark or name that is confusingly similar thereto.

(b) Seller shall immediately following the full execution of this Agreement cease and forever desist from using the Domain Name or any mark or name confusingly similar thereto, including but not limited to as a trademark, trade name, business name, or service mark.

(c) Seller acknowledges and agrees that the proceeds of all sales made through the Website shall from and after the date hereof shall be paid to Buyer.

6. Representations and Warranties of Seller. Seller represents and warrants to Buyer that as of the date hereof:

(a) Seller has the full right, power, and authority to enter into this Agreement and perform its obligations thereunder; the execution of this Agreement by Seller has been duly authorized by all necessary organizational action of Seller; and when executed and delivered by both parties this Agreement will constitute the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms and conditions.

(b) Seller is the sole registrant, owner, and user of all right, title, and interest in and to the Transferred Assets (including, without limitation, the Domain Name), free and clear of liens, security interests, and other encumbrances. The registration agreement for the Domain Name is in full force and effect, and all registration fees are paid in full for registration through date of expiration thereof. Seller has at all times been and remains in full compliance with such registration agreement.

(c) Seller has not taken any action or entered into any agreement for Seller to, or requiring Buyer to, assign, transfer, license, or grant to any other person or entity the right to use any of the Transferred Assets (including, without limitation, the Domain Name) or that otherwise encumbers any of the Transferred Assets (including, without limitation, the Domain Name);

(d) Seller’s registration, ownership, and use of the Transferred Assets (including, without limitation, the Domain Name) do not infringe, misappropriate, dilute, or otherwise violate any] right, including any intellectual property right, of any other person or entity. No action has been instituted, settled, or, to Seller’s knowledge, threatened that alleges any such infringement, misappropriation, dilution, or other violation and Seller has not received any communication asserting any such allegations.

7. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that as of the date hereof Buyer has the full right, power, and authority to enter into this Agreement and perform its obligations hereunder; the execution of this Agreement has been duly authorized by all necessary organizational action of Buyer; and when executed and delivered by both parties this Agreement will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions.

8. Indemnification.

(a) Seller shall defend, indemnify, and hold harmless Buyer, Buyer’s affiliates and their respective shareholders, directors, officers, and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including attorneys’ fees and disbursements arising out of or resulting from any third-party claim, suit, action, or proceeding (each, a “Claim”) related to or arising out of: (a) any breach by Seller of any of its representations, warranties, and obligations hereunder; or (b) Seller’s use of any of the Transferred Assets, including, without limitation, the Domain Name.

(b) The indemnified party shall promptly notify the indemnifying party in writing of any Claim and cooperate with the indemnifying party at the indemnifying party’s sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of such Claim, and shall employ counsel of its choice to handle and defend the same, at the indemnifying party’s sole cost and expense. The indemnifying party shall not settle any Claim without the indemnified party’s prior written consent (which shall not be unreasonably withheld or delayed). The indemnified party’s failure to perform any obligations under this Section 8(b) will not relieve the indemnifying party of its obligations under Section 8(a) except to the extent that the indemnifying party can demonstrate that it has been prejudiced as a result of such failure. The indemnified party may participate in and observe the proceedings at its own cost and expense.

9. Equitable Remedies. Seller acknowledges that a breach or alleged breach by Seller under this Agreement would cause Buyer immediate and irreparable harm for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer will, in addition to any and all other rights and remedies that may be available in respect of such breach, be entitled to equitable relief, including in the form of preliminary or permanent injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).3

10. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the United States and the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in the Palm Beach County, Florida, in any legal suit, action, or proceeding arising out of or based upon this Agreement.

(b) This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns.

(c) This Agreement, and all related exhibits and schedules, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(d) This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

(e) This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SSQUARED SPIRITS LLC

By	/s/ Shawn Kattoula
Name:	Shawn Kattoula
Title:	Pres

LQR HOUSE ACQUISITION CORP.

By	/s/ Kumar Abhishek
Name:	Kumar Abhishek
Title:	Director Finance

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